Appendix Exhibit 99.2

Operating-Basis Financial Information and
Calculation of Capital Ratios
This presentation includes financial information presented on a GAAP basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of operating-basis results to GAAP results is provided in this appendix.
Management believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and of interest to investors. Below is a description of, and other information with respect to, the capital ratios referenced in this presentation.
The tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios, as applicable, are each calculated in accordance with applicable bank regulatory requirements and, as permitted, exclude the impact of commercial paper purchased under the Federal Reserve Bank of Boston’s AMLF.
The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations.
However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the
SCAP, the results of which were announced on May 7, 2009. Although we understand that the Federal Reserve does not intend to prospectively require calculation of the tier 1 common ratio, due to the recent timing of the SCAP, management is currently monitoring this ratio, along with the other capital ratios described in this press release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors.
Reconciliations with respect to unaudited tier 1 common capital as of September 30, 2009, June 30, 2009 and March 31, 2009 are provided in this appendix.
The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude commercial paper purchased under the AMLF and cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves.
The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels.
Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE ratio as of September 30, 2009, June 30, 2009 and September 30, 2008 are provided in this appendix.
The ratio of tangible common equity to risk-weighted assets, or TCE/RWA ratio, is calculated by dividing total common shareholders’ equity (reduced by goodwil and other intangible assets net of related deferred taxes) by risk-weighted assets (determined in accordance with applicable bank regulatory requirements). As permitted by bank regulations, risk-weighted assets exclude commercial paper purchased under the AMLF. The TCE/RWA ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE/RWA ratio, our TCE/RWA ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE/RWA ratio as of September 30,
2009, June 30, 2009 and September 30, 2008 are provided in this appendix.

STATE STREET CORPORATION

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS

(Dollars in millions, except per share amounts)	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2009				% Change
	Reported Results	Adjustments		Operating Results	Reported Results	Adjustments		Operating Results	YTD 2008 vs YTD 2009
Total fee revenue	5,866			5,866	4,409			4,409	(24.8)%
Net interest revenue	1,807	166	(1)	1,973	1,867	87		1,954	(1.0)
Gains (Losses) related to investment securities, net:	(3)	—		(3)	84	—		84
Gain from sale of CitiStreet interest, net of exit and other associated costs	350	(350	)(2)

Total revenue	8,020	(184)		7,836	6,360	87	(6)	6,447	(17.7)

Provision for loan losses	—	—		—	114	—		114

Total expenses	5,540	(288	)(3)	5,252	4,401	(290	)(7)	4,111	(21.7)

Income before income tax expense and extraordinary loss	2,480	104		2,584	1,845	377		2,222
Income tax expense	925	(72	)(4)	853	540	74	(8)	614
Tax-equivalent adjustment	—	76	(5)	76	—	94	(5)	94

Income before extraordinary loss	1,555	100		1,655	1,305	209		1,514
Extraordinary loss, net of tax	—	—		—	(3,684)	3,684	(9)	—

Net income (loss)	$1,555	$100		$1,655	$(2,379)	$3,893		$1,514	(8.5)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$—	$—		$—	$(106)	$106		$—
Dividend on preferred stock	—	—		—	(46)	—		(46)
Accretion of preferred stock discount	—	—		—	(11)	—		(11)

	—	—		—	(163)	106		(57)

Net income before extraordinary loss available to common shareholders	$1,555	$100		$1,655	$1,142	$315		$1,457

Net income (loss) available to common shareholders	$1,555	$100		$1,655	$(2,542)	$3,999		$1,457	(12.0)

Diluted earnings per common share before extraordinary loss	$3.78	$.25		$4.03	$2.45	$.68		$3.13	(22.3)

Diluted earnings (loss) per common share	3.78	.25		4.03	(5.45)	8.58		3.13

Return on common equity before extraordinary loss	16.8%	1.0%		17.8%	12.8%	3.5%		16.3%

(1)	Represents tax-equivalent adjustment of $76 million, plus a $98 million reduction associated with SILO leasing transactions, less $8 million of net interest revenue related to the AMLF.
(2)	Represents gain on the sale of CitiStreet interest, net of exit and other associated costs, which State Street divested on July 1, 2008.
(3)

Represents merger and integration costs recorded in connection with the acquisition of Investors Financial and a charge to provide for estimated net exposure to customers on an indemnification obligation associated with collateralized repurchase agreements.

(4)

Represents $3 million of income tax expense related to the AMLF, $39 million of income tax expense related to the reserve for SILO’s and $140 million of income tax expense related to the gain from sale of CitiStreet interest, net of $30 million of income tax benefit related to merger and integration costs for the acquisition of Investors Financial, and $80 million of income tax benefit related to the provision for potential secured exposure associated with a collateralized repurchase agreement.

(5)	Represents tax-equivalent adjustment, which is not included in reported results.
(6)	Represents tax-equivalent adjustment of $94 million, less $7 million of net interest revenue related to the AMLF.
(7)

Represents merger and integration costs recorded in connection with the acquisition of Investors Financial and a reserve to address legal exposure associated with certain active fixed-income strategies at State Street Global Advisors.

(8)

Represents $3 million of income tax expense related to the AMLF, net of $77 million of income tax benefit related to merger and integration costs and the legal exposure associated with certain active fixed-income strategies at State Street Global Advisors.

(9)	Represents extraordinary loss related to the consolidation of the asset-backed commercial paper conduits on May 15, 2009 onto State Street’s balance sheet.

STATE STREET CORPORATION

Tangible Common Equity and Tier 1 Common Ratios - Reconciliations

As of Period End

The table set forth below presents the calculations of State Street’s ratios of tangible common equity to total tangible assets and to total risk-weighted assets, and its ratio of tier 1 common capital to total risk-weighted assets.

		For the periods ended
(Dollars in millions)		September 30, 2009	June 30, 2009	March 31, 2009
Consolidated Total Assets		163,277	$153,421	$142,144
Less:
Goodwill		4,554	4,547	4,493
Other intangible assets		1,845	1,790	1,809
AMLF investment securities		—	300	740
Excess reserves held at central banks		22,125	20,449	29,963

Adjusted assets		134,753	126,335	105,139
Plus:
Deferred tax liability		524	532	540

Total tangible assets	A	$135,277	$126,867	$105,679

Consolidated Total Common Shareholders’ Equity		$13,440	$12,103	$11,969
Less:
Goodwill		4,554	4,547	4,493
Intangible assets		1,845	1,790	1,809

Adjusted equity		7,041	5,766	5,667
Plus deferred tax liability		524	532	540

Total tangible common equity	B	$7,565	$6,298	$6,207

Tangible common equity ratio	B/A	5.59%	4.96%	5.87%

Ratio of tangible common equity to total risk-weighted assets	B/D	10.25%	8.52%	8.15%

Tier 1 Capital		$11,271	$10,740	$14,567
Less TARP preferred stock		—	—	1,889
Less trust preferred securities		1,450	1,450	1,450

Tier 1 common capital	C	$9,821	$9,290	$11,228

Total risk-weighted assets	D	$73,823	$73,918	$76,138

Ratio of tier 1 common capital to total risk-weighted assets	C/D	13.30%	12.57%	14.75%